As filed with the Securities and Exchange Commission on July 20, 2015.
Registration No. 333-205591

U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
TO
FORM F-10
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CRESCENT POINT ENERGY CORP.
(Exact name of Registrant as specified in its charter)

Alberta	1311	Not applicable
(Province or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS. Employer Identification Number)

Suite 2000, 585-8th Avenue S.W.
Calgary, Alberta
T2P 1G1
(403) 693-0020
(Address and telephone number of Registrant's principal executive offices)

CT Corporation System
111 – 8th Avenue
New York, New York 10011
 (212) 894-8940
(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

The Commission is requested to send copies of all communications to:
Gregory T. Tisdale	Guy P. Lander, Esq.	Mark Eade, Esq.
Crescent Point Energy Corp.	Carter Ledyard & Milburn LLP	Norton Rose Fulbright LLP
Suite 2000, 585-8th Avenue S.W.	2 Wall Street	Suite 3700, 400 3rd Avenue SW
Calgary, Alberta	New York, New York	Calgary Alberta
T2P 1G1	10005	T2P 4H2
(403) 693-0020	(212) 238-8895	(403) 267-8121

Approximate date of commencement of proposed sale to the public:
 From time to time after the effective date of this Registration Statement.

Province of Alberta, Canada
(Principal jurisdiction regulating this offering (if applicable))

It is proposed that this filing shall become effective (check appropriate box below):

A.	☒ upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B.	❒ at some future date (check appropriate box below)

1.	❒ pursuant to Rule 467(b) on (	) at (	) (designate a time not sooner than 7 calendar days after filing).

2.	❒ pursuant to Rule 467(b) on (	) at (	) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on (	).

3.
❒ pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

4.	❒ after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction's shelf prospectus offering procedures, check the following box. ☑

PART I - INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise.

This short form prospectus has been filed under legislation in each of the provinces of Canada that permits certain information about these securities to be determined after this prospectus has become final and that permits the omission from this prospectus of that information. The legislation requires the delivery to purchasers of a prospectus supplement containing the omitted information within a specified period of time after agreeing to purchase any of these securities.

This short form prospectus constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell these securities

Information has been incorporated by reference in this prospectus from documents filed with securities commissions or similar authorities in Canada.  Copies of the documents incorporated herein by reference may be obtained on request, without charge from the Corporate Secretary of Crescent Point Energy Corp. at Suite 2000, 585 - 8th Avenue S.W., Calgary, Alberta, T2P 1G1, (telephone (403) 693-0020)  and are also available electronically at www.sedar.com.

SHORT FORM BASE SHELF PROSPECTUS

New Issue	July 20, 2015

CRESCENT POINT ENERGY CORP.

$2,500,000,000

Common Shares
Warrants
Subscription Receipts
Debt Securities

We may from time to time offer and issue (i) common shares ("Common Shares"),  (ii) warrants to purchase Common Shares or other securities ("Warrants"), (iii) subscription receipts, each of which, once purchased, entitle the holder to receive upon satisfaction of certain release conditions, and for no additional consideration, one Common Share ("Subscription Receipts"), or (iv) bonds, debentures, notes or other evidences of indebtedness of any kind, nature or description ("debt securities"), (the Common Shares, Warrants, Subscription Receipts and debt securities are collectively referred to herein as the "Securities"), or any combination thereof, up to an aggregate offering price of $2,500,000,000 (or its equivalent in U.S. dollars or any other currency or currency unit used to denominate the Securities) during the 25 month period that this short form base shelf prospectus (the "Prospectus"), including any amendments hereto, remains valid.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE "SEC") OR ANY UNITED STATES STATE SECURITIES COMMISSION NOR HAS THE SEC OR ANY UNITED STATES STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

We are permitted, under the multijurisdictional disclosure system adopted in the United States, to prepare this Prospectus in accordance with Canadian disclosure requirements.  Prospective investors should be aware that such requirements are different from those of the United States.  The financial statements incorporated herein by reference have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board ("IFRS") and are subject to Canadian auditing and auditor independence standards.  As a result, such financial statements may not be comparable to financial statements of United States companies.  See "About this Prospectus".

Prospective investors should be aware that the acquisition of the Securities may have tax consequences both in the United States and Canada.  Such tax consequences for investors who are resident in, or citizens of, the United States may not be described fully herein or in any applicable Prospectus Supplement (as defined herein).  You should read the tax discussion under "Certain Income Tax Considerations" and, if applicable, in any relevant Prospectus Supplement.

The enforcement by investors of civil liabilities under United States federal securities laws may be affected adversely by the fact that the Corporation is incorporated and organized under the laws of Canada, that most of Crescent Point's officers and directors are residents of Canada, that some or all of the underwriters or experts named in this Prospectus are residents of Canada, and that all or a substantial portion of the assets of the Corporation and said persons are located outside the United States.

No underwriter has been involved in the preparation of this Prospectus or performed any review of the contents of this Prospectus.

No underwriter has been involved in the preparation of this Prospectus or performed any review of the contents of this Prospectus.

The specific terms of any offering of Securities will be set forth in a prospectus supplement or supplements (each, a "Prospectus Supplement") including, where applicable: (i) in the case of Common Shares, the number of Common Shares offered and the offering price (in the event the offering is a fixed price distribution) or the manner of determining the offering price (in the event the offering is a non-fixed price distribution); (ii) in the case of Warrants, the designation, number and terms of the Common Shares or other securities purchasable upon exercise of the Warrants, and any procedures that will result in the adjustment of those numbers, the exercise price, the dates and periods of exercise, the currency or currency unit in which the Warrants are issued and any other specific terms of the Warrants; (iii) in the case of the Subscription Receipts, the number of Subscription Receipts offered, the offering price, the terms, conditions and procedures for the conversion of such Subscription Receipts into Common Shares and any other specific terms of the Subscription Receipts; and (iv) in the case of debt securities, the specific designation of the debt securities, any limit on the aggregate principal amount of the debt securities, the currency or currency unit, the maturity, the offering price, whether payment on the debt securities will be senior or subordinated to our other liabilities and obligations, whether the debt securities will bear interest, the interest rate or method of determining the interest rate, any interest payment date(s), covenants, events of default, any terms of redemption, any conversion or exchange rights and any other specific terms of the debt securities.  We reserve the right to include in a Prospectus Supplement specific terms pertaining to the Securities that are not within the options and parameters set forth in this Prospectus.  You should read this Prospectus and any applicable Prospectus Supplement carefully before you invest in any Securities.

All shelf information permitted under applicable laws to be omitted from this Prospectus will be contained or incorporated by reference in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus.  Each Prospectus Supplement will be incorporated by reference into this Prospectus for the purposes of securities legislation as of the date of the applicable Prospectus Supplement and only for the purposes of the distribution of the Securities to which the applicable Prospectus Supplement pertains.

Our Common Shares are listed on the both the Toronto Stock Exchange ("TSX")  and on the New York Stock Exchange ("NYSE"), in each case, under the symbol "CPG".   On July 17, 2015, the closing price of our Common Shares on the TSX was $22.42 and on the NYSE was US$17.27. There is currently no market through which the Warrants, Subscription Receipts or debt securities may be sold and purchasers may not be able to resell such Warrants, Subscription Receipts or debt securities purchased under this Prospectus.  This may affect the pricing of such Warrants, Subscription Receipts or debt securities in the secondary market, the transparency and availability of trading prices, the liquidity of the Warrants, Subscription Receipts or debt securities, and the extent of issuer regulation.  Investing in the Securities involves risks.  See "Risk Factors" in this Prospectus and in any applicable Prospectus Supplement.

We may offer and sell the Securities to or through underwriters or dealers purchasing as principals, and may also sell directly to one or more purchasers or through agents.  See "Plan of Distribution" in this Prospectus.  The Prospectus Supplement relating to a particular offering of Securities will identify each underwriter, dealer or agent, as the case may be, engaged by Crescent Point in connection with the offering and sale of the Securities, and will set forth the terms of the offering of such Securities, including the method of distribution, the proceeds to us and any fees, discounts or any other compensation payable to underwriters, dealers or agents and any other material terms of offering of such Securities.

Unless otherwise specified in the applicable Prospectus Supplement, each series or issue of Securities (other than Common Shares) will be a new issue of Securities with no established trading market.  The Securities may be sold from time to time in one or more transactions at a fixed price or prices or at non-fixed prices.  If offered on a non-fixed price basis, the Securities may be offered at market prices prevailing at the time of sale, at prices determined by reference to the prevailing price of a specified security in a specified market or at prices to be negotiated with purchasers, in which case the compensation payable to an underwriter, dealer or agent in connection with any such sale will be increased or decreased by the amount, if any, by which the aggregate price paid for the Securities by the purchasers exceeds or is less than the gross proceeds paid by the underwriter, dealer or agent to us. The price at which the Securities will be offered and sold may vary from purchaser to purchaser and during the period of distribution.

In connection with any offering of Securities, the underwriters, dealers or agents may over-allot or effect transactions which stabilize, maintain or otherwise affect the market price of the Securities at a level other than those which otherwise might prevail on the open market.  Such transactions may be commenced, interrupted or discontinued at any time.  See "Plan of Distribution" in this Prospectus.

Prospective investors should be aware that the purchase of Securities may have tax consequences that may not be fully described in this Prospectus or in any Prospectus Supplement, and should carefully review the tax discussion, if any, in the applicable Prospectus Supplement and in any event consult with a tax advisor.

This Prospectus constitutes a public offering of Securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such Securities.

Mr. Robert Heinemann is a director of the Corporation who resides outside of Canada and Mr. Heinemann has appointed the following agent for service of process:

Name of Person	Name and Address of Agent
Robert Heinemann	Crescent Point Energy Corp. Suite 2000, 585-8th Avenue SW, Calgary, AB T2P 1G1

Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person who resides outside of Canada, even if the party has appointed an agent for service of process.

The head and principal office of the Corporation is located at Suite 2000, 585 - 8th Avenue S.W., Calgary, Alberta, T2P 1G1 and the registered office is located at Suite 3700, 400 - 3rd Avenue S.W., Calgary, Alberta, T2P 4H2.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	1
DOCUMENTS INCORPORATED BY REFERENCE	1
CERTAIN AVAILABLE INFORMATION	3
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	3
EXCHANGE RATES	5
THE CORPORATION	5
USE OF PROCEEDS	6
EARNINGS COVERAGE	6
DESCRIPTION OF COMMON SHARES	6
DESCRIPTION OF WARRANTS	7
DESCRIPTION OF SUBSCRIPTION RECEIPTS	8
DESCRIPTION OF DEBT SECURITIES	8
OTHER MATTERS RELATING TO THE SECURITIES	10
PRIOR SALES	12
MARKET FOR SHARES	13
CERTAIN INCOME TAX CONSIDERATIONS	14
PLAN OF DISTRIBUTION	14
RISK FACTORS	15
LEGAL MATTERS	15
INTEREST OF EXPERTS	15
auditors, transfer agent and registrar	16
DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT	16
ENFORCEMENT OF CIVIL LIABILITIES	16
PURCHASER'S STATUTORY RIGHTS	16
CONTRACTUAL RIGHTS OF RESCISSION	16
CERTIFICATE OF THE CORPORATION	C-1

ABOUT THIS PROSPECTUS

Unless the context otherwise requires, all references in this Prospectus and any Prospectus Supplement to "Crescent Point", the "Corporation", "we", "us" and "our" mean Crescent Point Energy Corp. and its subsidiaries including any partnerships of which the Corporation or any of its subsidiaries are partners. Unless otherwise specified, all financial information included and incorporated by reference in this prospectus has been prepared in accordance with IFRS as adopted by the Canadian Accounting Standards Board.

This Prospectus provides a general description of the Securities that we may offer from time to time.  Each time we offer and sell Securities under this Prospectus, we will provide you with a Prospectus Supplement that will contain specific information about the terms of that offering.  The Prospectus Supplement may also add, update or change information contained in this Prospectus.  Before investing in any Securities, you should read both this Prospectus and any applicable Prospectus Supplement together with additional information described below under "Documents Incorporated by Reference".

All information permitted under applicable laws to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be made available together with this Prospectus to the extent required under applicable securities laws.

You should rely only on the information contained in or incorporated by reference in this Prospectus or any applicable Prospectus Supplement.  We have not authorized anyone to provide you with different or additional information.  We are not making an offer to sell these Securities in any jurisdiction where the offer or sale is not permitted.  You should not assume that the information in this Prospectus, any applicable Prospectus Supplement or any documents incorporated by reference is accurate as of any date other than the date on the front of those documents as our business, operating results, financial condition and prospects may have changed since that date.

The Corporation is not making an offer of Securities in any jurisdiction where the offer is not permitted by law.

DOCUMENTS INCORPORATED BY REFERENCE

As of the date hereof, the following documents, filed with the securities commission or similar authority in each of the provinces of Canada and with the SEC, are specifically incorporated by reference in, and form an integral part of, this Prospectus, provided that such documents are not incorporated by reference to the extent that their contents are modified or superseded by a statement contained in this Prospectus or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in the Prospectus:

(a)	the Corporation's annual information form dated March 10, 2015 for the year ended December 31, 2014 (the "AIF");

(b)
the audited consolidated balance sheets of the Corporation as at December 31, 2014 and 2013 and the consolidated statements of income and comprehensive income, changes in shareholders' equity and cash flows for the years then ended, together with the notes thereto and the auditors' report thereon ("Annual Financial Statements");

(c)	management's discussion and analysis of financial condition and results of operations of the Corporation for the year ended December 31, 2014 ("MD&A");

(d)	the unaudited interim comparative consolidated financial statements of the Corporation as at and for the three month period ended March 31, 2015; ("Interim Financial Statements")

(e)	the management's discussion and analysis of the Corporation as at and for the three month period ended March 31, 2015; ("Interim MD&A")

(f)
the  management  information circular of the Corporation dated March 26, 2015 with respect to the annual and special meeting of the shareholders of the Corporation held on May 7, 2015 (the "2015 Information Circular"); and

(g)	the material change report of the Corporation dated and filed on July 9, 2015 in connection with the acquisition by the Corporation of Legacy Oil + Gas Inc.

Any documents of the type required to be incorporated by reference in a short form prospectus pursuant to National Instrument 44-101 Short Form Prospectus Distributions ("NI 44-101") of the Canadian Securities Administrators, including any documents of the type referred to above (other than confidential material change reports) and business acquisition reports we subsequently file with any securities commissions or similar authorities in Canada after the date of this Prospectus and prior to the termination of any offering of Securities shall be deemed to be incorporated by reference into this Prospectus.  These documents are available on SEDAR under our profile, which can be accessed at www.sedar.com.  In addition, any similar documents we file with the SEC, including our current reports on Form 6-K or annual reports on Form 40-F and any other documents filed with or furnished to the SEC, pursuant to Sections 13(a), 13(c) or 15(a) of the United States Securities Exchange Act of 1934, as amended, (the "U.S. Exchange Act"), in each case after the date of this Prospectus, shall be deemed to be incorporated by reference into this Prospectus and the registration statement of which this Prospectus forms a part, if and to the extent expressly provided in such filings.  Our U.S. filings are electronically available from the SEC's Electronic Document Gathering and Retrieval System, which is commonly known by the acronym EDGAR and may be accessed at www.sec.gov.

Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such prior statement.  The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes.  The making of a modifying or superseding statement is not to be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary in order to make a statement not misleading in light of the circumstances under which it was made.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

Any "template version" of "marketing materials" (as those terms are defined under applicable Canadian securities laws) that are utilized in connection with a distribution of Securities will be filed on SEDAR.  In the event that such marketing materials are filed after the date of the applicable prospectus supplement for the offering and before termination of the distribution of such Securities, such filed versions of the marketing materials will be deemed to be incorporated by reference into the applicable prospectus supplement for the purposes of the distribution of the Securities to which the prospectus supplement pertains.

Upon a new annual information form and related annual audited consolidated financial statements and management’s discussion and analysis being filed by the Corporation with, and where required, accepted by, the applicable securities regulatory authorities during the term of this Prospectus, (i) the previous annual information form, the previous annual audited consolidated financial statements and related management’s discussion and analysis, (ii) all interim financial statements and related management’s discussion and analysis, all material change reports and all business acquisition reports filed by the Corporation prior to the commencement of the Corporation's financial year in respect of which the new annual information form is filed, and (iii) any business acquisition report for acquisitions completed since the beginning of the financial year in respect of which the new annual information form is filed (unless such report is incorporated by reference into the current annual information form or less than nine months of the acquired business or related businesses operations are incorporated into the Corporation’s current annual audited consolidated financial statements) shall be deemed no longer to be incorporated by reference into this Prospectus for purposes of future offers and sales of Securities hereunder.  Upon new interim financial statements and related management’s discussion and analysis being filed by the Corporation with the applicable securities regulatory authorities in Canada during the term of this Prospectus, all interim financial statements and related management’s discussion and analysis filed prior to the new interim consolidated financial statements shall be deemed no longer to be incorporated by reference into this Prospectus for purposes of future offers and sales of Securities hereunder.  Upon a new information circular relating to an annual meeting of shareholders being filed by the Corporation with applicable securities regulatory authorities in Canada subsequent to the date of this Prospectus and prior to the date on which this Prospectus ceases to be effective, the information circular for the preceding annual meeting of shareholders and any other information circular filed by the Corporation prior to the commencement of the Corporation’s financial year in respect of which the new annual information form is filed shall be deemed no longer to be incorporated by reference into this Prospectus for purposes of offers and sales of Securities under this Prospectus.

A Prospectus Supplement containing the specific terms of any Securities offered thereunder will be delivered to purchasers of such Securities together with this Prospectus to the extent required under applicable securities laws and will be deemed to be incorporated by reference into this Prospectus as of the date of such Prospectus Supplement solely for the purposes of the distribution of the Securities covered by such Prospectus Supplement.

In addition, certain marketing materials (as that term is defined in applicable Canadian securities legislation) may be used in connection with a distribution of Securities under this Prospectus and the applicable Prospectus Supplement(s). Any "template version" of "marketing materials" (as those terms are defined in applicable Canadian securities legislation) pertaining to a distribution of Securities, and filed by the Corporation after the date of the Prospectus Supplement for the distribution and before termination of the distribution of such Securities, will be deemed to be incorporated by reference in that Prospectus Supplement for the purposes of the distribution of Securities to which the Prospectus Supplement pertains.

Copies of the documents incorporated herein by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents) may be obtained on request without charge from the Corporate Secretary of Crescent Point, Suite 2000, 585 – 8th Avenue S.W., Calgary, Alberta, Canada, T2P 1G1, Telephone (403) 693-0020.

CERTAIN AVAILABLE INFORMATION

We are subject to the information requirements of the U.S. Exchange Act, and in accordance therewith, file reports and other information with the SEC.  Under the multijurisdictional disclosure system adopted in the United States and Canada, such reports and other information may be prepared in accordance with the disclosure requirements of Canada, which requirements are different from those of the United States.  We are exempt from the rules under the U.S. Exchange Act prescribing the furnishing and content of proxy statements, and its officers, directors and principal shareholders are exempt from the reporting and short swing profit recovery provisions contained in Section 16 of the U.S. Exchange Act.  Under the U.S. Exchange Act, we are not required to publish financial statements as promptly as United States companies.  Such reports and other information may be inspected without charge, and copied upon payment of prescribed fees, at the public reference room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549 and are also are available on the SEC's website at www.sec.gov.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus, including the documents incorporated by reference herein, contains forward-looking statements or forward-looking information within the meaning of applicable securities legislation (collectively, "forward-looking statements").  All forward-looking statements are based on our beliefs as well as assumptions based on information available at the time the assumption was made and on management's experience and perception of historical trends, current conditions and expected further developments as well as other factors deemed appropriate in the circumstances. The use of any of the words "could", "should", "can", "anticipate", "expect", "believe", "will", "may", "projected", "sustain", "continues", "strategy", "potential", "projects", "grow", "take advantage", "estimate", "well-positioned" and similar expressions are intended to identify forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors, many of which are beyond the Corporation's control, that may cause actual results or events to differ materially from those anticipated in such forward-looking statements. Crescent Point (as defined herein) believes the expectations reflected in those forward-looking statements are reasonable but no assurance can be given that these expectations will prove to be correct and such forward-looking statements included in, or incorporated by reference in, this Prospectus or the documents incorporated herein, should not be unduly relied upon. These statements speak only as of the date of this Prospectus or, if applicable, as of the date specified in the documents incorporated by reference in this Prospectus, as the case may be.

In particular, this Prospectus and the documents incorporated by reference herein contain forward-looking statements pertaining to the following:

•	anticipated financial performance;
•	business prospects;
•	the performance characteristics of Crescent Point's oil and natural gas properties, including but not limited to oil and natural gas production levels;
•	capital expenditure programs and how it will be funded;
•	drilling programs;
•	the quantity of the oil and natural gas reserves;
•	projections of commodity prices and costs;
•	our future waterflood programs;
•	future downspacing;
•	expected decommissioning, abandonment, remediation and reclamation costs;
•	our tax horizon;
•	expected trends in environmental regulation;
•	payment of monthly dividends;
•	supply and demand for oil and natural gas;
•	expectations regarding the ability to raise capital and to continually add to reserves through acquisitions and development; and
•	treatment under governmental regulatory regimes.

By its nature, such forward-looking information is subject to various risks, uncertainties and other factors, including those material risks discussed in the AIF under "Risk Factors",  in the MD&A under "Risk Factors" and "Forward-Looking Information" and in the Interim MD&A under "Forward-Looking Information", which could cause our actual results and experience to differ materially from the anticipated results or other expectations expressed. The material assumptions in making these forward-looking statements are disclosed in the MD&A under the headings “Dividends”, “Capital Expenditures”, “Decommissioning Liability”, “Liquidity and Capital Resources”, “Critical Accounting Estimates”, “Changes in Accounting Policies” and “Outlook” and in the Interim MD&A under the headings “Dividends”, “Capital Expenditures”, “Decommissioning Liability”, “Liquidity and Capital Resources”, “Critical Accounting Estimates”, “Changes in Accounting Policies” and “Outlook”.

This disclosure contains certain forward-looking estimates that involve substantial known and unknown risks and uncertainties, certain of which are beyond Crescent Point's control, including, but not limited to: financial risk of marketing reserves at an acceptable price given market conditions; volatility in market prices for oil and natural gas; delays in business operations, pipeline restrictions, blowouts; the risk of carrying out operations with minimal environmental impact; inability to secure adequate production transportation including sufficient crude-by-rail or other alternate transportation; industry conditions including changes in laws and regulations (including the adoption of new environmental laws and regulations) and changes in how they are interpreted and enforced; uncertainties associated with estimating oil and natural gas reserves; risks and uncertainties related to oil and gas interests and operations on tribal lands; economic risk of finding and producing reserves at a reasonable cost; uncertainties associated with partner plans and approvals; operational matters related to non-operated properties; increased competition for, among other things, capital, acquisitions of reserves and undeveloped lands; competition for and availability of qualified personnel or management; incorrect assessments of the value of acquisitions and exploration and development programs; unexpected geological, technical, drilling, construction and processing problems; availability of insurance; fluctuations in foreign exchange and interest rates; stock market volatility; failure to realize the anticipated benefits of acquisitions; general economic, market and business conditions; uncertainties associated with regulatory approvals; uncertainty of government policy changes; uncertainties associated with credit facilities and counterparty credit risk; and changes in income tax laws, tax laws, crown royalty rates and incentive programs relating to the oil and gas industry.

Statements relating to "reserves" and "resources" are deemed to be forward-looking statements, as they involve the implied assessment, based on certain estimates and assumptions that the reserves and/or resources described can be profitably produced in the future.

Any financial outlook or future oriented financial information in this Prospectus, as defined by applicable securities legislation, incorporated by reference herein has been approved by management of Crescent Point. Such financial outlook or future oriented financial information is provided for the purpose of providing information about management's current expectations and plans relating to the future. Readers are cautioned that reliance on such information may not be appropriate for other purposes.

The aggregate of the exploration and development costs incurred in the most recent financial year and the change during the year in estimated future development costs generally will not reflect total finding and development costs related to reserves additions for the year.

There are numerous uncertainties inherent in estimating quantities of crude oil, natural gas and natural gas liquids reserves and the future cash flows attributed to such reserves. The reserve and associated cash flow information incorporated by reference herein are estimates only. In general, estimates of economically recoverable crude oil, natural gas and natural gas liquids reserves and the future net cash flows therefrom are based upon a number of variable factors and assumptions, such as historical production from the properties, production rates, ultimate reserve recovery, timing and amount of capital expenditures, marketability of oil and natural gas, royalty rates, the assumed effects of regulation by governmental agencies and future operating costs, all of which may vary materially. For these reasons, estimates of the economically recoverable crude oil, natural gas liquids and natural gas reserves attributable to any particular group of properties, classification of such reserves based on risk of recovery and estimates of future net revenues associated with reserves prepared by different engineers, or by the same engineers at different times, may vary. Crescent Point's actual production, revenues, taxes and development and operating expenditures with respect to its reserves will vary from estimates thereof and such variations could be material. In addition, the discounted and undiscounted net present value of future net revenues attributable to reserves do not represent fair market value; and the estimates of reserves and future net revenue for individual properties may not reflect the same confidence level as estimates of reserves and future net revenue for all properties, due to the effects of aggregation. Therefore, Crescent Point's actual results, performance or achievements could differ materially from those expressed in, or implied by, these forward-looking estimates and if such actual results, performance or achievements transpire or occur, or if any of them do so, there can be no certainty as to what benefits Crescent Point will derive therefrom.

Readers are cautioned not to place undue reliance on the forward-looking information, which is given as of the date it is expressed in this Prospectus or otherwise. We do not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required pursuant to applicable securities laws.

EXCHANGE RATES

Unless otherwise indicated, all references to "$" in this Prospectus are to Canadian dollars. References to "U.S.$" in this Prospectus are to United States dollars. The noon rate on July 17, 2015 as reported by the Bank of Canada for the conversion of Canadian dollars into United States dollars was $1.00 to U.S.$0.7693.

THE CORPORATION

Crescent Point is the successor to Crescent Point Energy Trust (the "Trust"), an unincorporated open ended investment trust governed by the laws of the Province of Alberta that was dissolved in connection with the completion of the "conversion" of the Trust from an income trust structure to a corporate structure by way of a court-approved plan of arrangement under the Business Corporations Act (Alberta) on July 2, 2009 (the "Conversion Arrangement"). Pursuant to the Conversion Arrangement, on July 2, 2009, unitholders of the Trust exchanged their trust units for Common Shares on a one-for-one basis.

The Corporation is an oil and gas exploration, development and production company.  The Corporation is a conventional oil and gas producer with assets strategically focused in properties comprised of high quality, long life, operated, light and medium oil and natural gas reserves in Western Canada and the United States.  In addition, we continually review and assess numerous corporate and asset acquisition opportunities as part of our ongoing acquisition program.  Our primary assets are currently the shares of our subsidiary, Crescent Point Holdings Inc., units of Crescent Point Resources Partnership and shares in our subsidiary, Crescent Point U.S. Holdings Corp., and, indirectly, Crescent Point Energy U.S. Corp.  See "Intercorporate Relationships" for a listing of our subsidiaries.  Reference should be made to the AIF for a complete description of the structure of the Corporation.

The crude oil and natural gas properties and related assets generating income for the benefit of the Corporation are located in the provinces of Saskatchewan, Alberta and Manitoba and the states of North Dakota, Montana, Colorado and Utah.  The properties and assets consist of producing crude oil and natural gas reserves and proved plus probable (as defined the AIF) crude oil and natural gas reserves not yet on production, land  and possible reserves.  Reference should be made to the AIF for a complete description of our reserves.

The head and principal office of the Corporation is located at Suite 2000, 585 – 8th Avenue S.W., Calgary, Alberta, T2P 1G1 and its registered office is located at Suite 3700, 400 – 3rd Avenue S.W., Calgary, Alberta, T2P 4H2.

USE OF PROCEEDS

Specific information about our use of the net proceeds from an offering of Securities will be set forth in the Prospectus Supplement for that offering. We may, from time to time, issue securities (including Securities) other than pursuant to this Prospectus.

EARNINGS COVERAGE

The following earnings coverage ratios have been calculated on a consolidated basis and are derived from the audited financial information of the Corporation for the year ended December 31, 2014 and unaudited financial information of the Corporation for the for the twelve months ended March 31, 2015.  The earnings coverage ratios are equal to net income plus interest expense and income taxes divided by interest expense plus capitalized interest.  Crescent Point's interest expense amounted to approximately $103.9 million for the twelve month period ended December 31, 2014.  Crescent Point's earnings before interest expense and income tax expense for the twelve month period ended December 31, 2014 was approximately $916.9 million.  The earnings coverage ratio for the twelve month period ended December 31, 2014 was 8.8 times.  Crescent Point's interest expense amounted to approximately $116.0 million for the twelve month period ended March 31, 2015.  Crescent Point's earnings before interest expense and income tax expense for the twelve month period ended March 31, 2015 was approximately $852.6 million.  The earnings coverage ratio for the twelve-month period ended March 31, 2015 was 7.4 times. Such ratios do not give effect to the issue of any Debt Securities pursuant to this prospectus.  If Debt Securities having a term to maturity in excess of one year are offered under a Prospectus Supplement, the Prospectus Supplement will include earnings coverage ratios giving effect to the issuance of such securities.

DESCRIPTION OF COMMON SHARES

General

As of the date of this Prospectus, the Corporation’s authorized share capital consists of an unlimited number of Common Shares.  As at  July 20, 2015, 498,297,217 Common Shares were issued and outstanding. In addition, the Corporation has in place a Restricted Share Bonus Plan, which is an incentive bonus compensation plan for eligible participants including directors, officers, employees and consultants of the Corporation and its affiliates, and, as of July 20, 2015, there are 9,711,852 Common Shares reserved for issuance pursuant to such Restricted Share Bonus Plan.

Each Common Share entitles the holder to receive notice of, to attend, and to one vote at, all meetings of the shareholders of the Corporation, except meetings of holders of another class of shares. Subject to the rights of the holders of any shares ranking senior to the Common Shares, the holders of Common Shares will be, at the discretion of the Board, entitled to receive any dividends declared by the board of directors of the Corporation on the Common Shares, and to share equally, share for share, in any distribution of the assets of Crescent Point upon the liquidation, dissolution, bankruptcy or winding up of Crescent Point or other distribution of its assets among its shareholders for the purpose of winding up its affairs.

The Common Shares offered pursuant to this Prospectus may include Common Shares issuable upon  exercise of any Warrants or upon conversion of any Subscription Receipts.

Dividend Policy

The Corporation has established a dividend policy of paying monthly dividends to holders of Common Shares of the Corporation ("Shareholders").  It is expected that Shareholders of record on July 31, 2015 will receive, per common share and at their election, $0.23 or an equivalent number of Common Shares. Such dividend is expected to be paid on August 17, 2015.

The amount of cash or share dividends to be paid on the Common Shares, if any, will be subject to the discretion of the board of directors of the Corporation and may vary depending on a variety of factors, including the prevailing economic and competitive environment, results of operations, the price of oil and gas, fluctuations in working capital, the taxability of Crescent Point, Crescent Point's ability to raise capital, the amount of capital expenditures and other conditions existing from time to time.  There can be no guarantee that Crescent Point will maintain its dividend policy.  See "Risk Factors - Risks Relating to Ownership of our Common Shares", in the AIF, which is incorporated herein by reference.

The agreements governing the credit facilities and senior notes that the Corporation has in place provide that distributions to Shareholders are not permitted if the Corporation is in default of such credit facilities or if the making of such distribution would cause a default.  See the notes to the Interim Financial Statements and Annual Financial Statements that are incorporated by reference herein for further details on the Corporation's credit facilities and senior notes.

DESCRIPTION OF WARRANTS

General

The Corporation may issue Warrants independently or together with other securities, and Warrants sold with other securities may be attached to or separate from the other securities.  Warrants will be issued under one or more warrant agreements between the Corporation and a warrant agent that the Corporation will name in the applicable Prospectus Supplement.

Selected provisions of the Warrants and the warrant agreements are summarized below.  This summary is not complete.  The statements made in this Prospectus relating to any warrant agreement and Warrants to be issued thereunder are summaries of certain anticipated provisions thereof and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable warrant agreement.

The Prospectus Supplement will set forth the following terms relating to the Warrants being offered:

•	the designation of the Warrants;

•	the aggregate number of Warrants offered and the offering price;

•	the designation, number and terms of the Common Shares or other securities purchasable upon exercise of the Warrants, and procedures that will result in the adjustment of those numbers;

•	the exercise price of the Warrants;

•	the dates or periods during which the Warrants are exercisable;

•	the designation and terms of any securities with which the Warrants are issued;

•	if the Warrants are issued as a unit with another security, the date on and after which the Warrants and the other security will be separately transferable;

•	the currency or currency unit in which the exercise price is denominated;

•	any minimum or maximum amount of Warrants that may be exercised at any one time;

•	whether such Warrants will be listed on any securities exchange;

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the Warrants; and

•	any other terms of the Warrants.

Warrant certificates will be exchangeable for new warrant certificates of different denominations at the office indicated in the Prospectus Supplement.  Prior to the exercise of their Warrants, holders of Warrants will not have any of the rights of holders of the securities subject to the Warrants.

Modifications

The Corporation may amend the warrant agreements and the Warrants, without the consent of the holders of the Warrants, to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision, or in any other manner that will not materially and adversely affect the interests of holders of outstanding Warrants.  Other amendment provisions shall be as indicated in the Prospectus Supplement.

Enforceability

The warrant agent will act solely as the Corporation’s agent.  The warrant agent will not have any duty or responsibility if the Corporation defaults under the warrant agreements or the warrant certificates.  A Warrant holder may, without the consent of the warrant agent, enforce by appropriate legal action on its own behalf the holder’s right to exercise the holder’s Warrants.

DESCRIPTION OF SUBSCRIPTION RECEIPTS

The Corporation may issue Subscription Receipts, independently or together with other securities.  Subscription Receipts will be issued under one or more subscription receipt agreements.

A Subscription Receipt is a security of the Corporation that will entitle the holder to receive one Common Share upon the completion of a transaction, typically an acquisition by us of the assets or securities of another entity.  After the offering of Subscription Receipts, the subscription proceeds for the Subscription Receipts are held in escrow by the designated escrow agent, pending the completion of the transaction.  Holders of Subscription Receipts will not have any rights of shareholders of the Corporation.  Holders of Subscription Receipts are only entitled to receive Common Shares upon the surrender of their Subscription Receipts to the escrow agent or to a return of the subscription price for the Subscription Receipts together with any payments in lieu of interest or other income earned on the subscription proceeds.

Selected provisions of the Subscription Receipts and the subscription receipt agreements are summarized below.  This summary is not complete.  The statements made in this Prospectus relating to any subscription receipt agreement and Subscription Receipts to be issued thereunder are summaries of certain anticipated provisions thereof and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable subscription receipt agreement.

The Prospectus Supplement will set forth the following terms relating to the Subscription Receipts being offered:

•	the designation of the Subscription Receipts;

•	the aggregate number of Subscription Receipts offered and the offering price;

•	the terms, conditions and procedures for which the holders of Subscription Receipts will become entitled to receive Common Shares;

•	the number of Common Shares that may be obtained upon the conversion of each Subscription Receipt and the period or periods during which any conversion must occur;

•	the designation and terms of any other securities with which the Subscription Receipts will be offered, if any, and the number of Subscription Receipts that will be offered with each security;

•
the gross proceeds from the sale of such Subscription Receipts, including (if applicable) the terms applicable to the gross proceeds from the sale of such Subscription Receipts, plus any interest earned thereon;

•	whether such Subscription Receipts will be listed on any securities exchange;

•	any terms, procedures and limitations relating to the transferability, exchange or conversion of the Subscription Receipts; and

•	any other material terms and conditions of the Subscription Receipts.

DESCRIPTION OF DEBT SECURITIES

In this section, the terms "Corporation" and "Crescent Point" refer only to Crescent Point Energy Corp. without its subsidiaries through which it operates.  The following description of debt securities sets forth certain general terms and provisions of debt securities that may be offered under this Prospectus and in respect of which a Prospectus Supplement may be filed. The Corporation will provide particular terms and provisions of a series of debt securities and a description of how the general terms and provisions described below may apply to that series in the Prospectus Supplement relating to such series. Prospective investors should rely on information in the applicable Prospectus Supplement if it is different from the following information.

Debt securities will be issued under one or more indentures (each, a "Debt Indenture"), in each case between the Corporation and an appropriately qualified financial institution authorized to carry on business as a trustee (each, a "Trustee").

The following description sets forth certain general terms and provisions of debt securities. The description is not, however, exhaustive and is subject to, and qualified in its entirety by reference to, the detailed provisions of the applicable Debt Indenture. Accordingly, reference should also be made to the applicable Debt Indenture, a copy of which will be filed by the Corporation with applicable provincial securities commissions or similar regulatory authorities in Canada after it has been entered into and before the issue of any debt securities thereunder, and is or will be available electronically on SEDAR under our profile which can be accessed at www.sedar.com.

Debt securities may be offered separately or in combination with one or more other Securities. The Corporation may also, from time to time, issue debt securities and incur additional indebtedness other than pursuant to debt securities issued under this Prospectus.

General

Debt securities may be issued from time to time in one or more series. The Corporation may specify a maximum aggregate principal amount for the debt securities of any series and, unless otherwise provided in the applicable Prospectus Supplement, a series of debt securities may be reopened for issuance of additional debt securities of that series.

The Prospectus Supplement will set forth, as applicable, the following terms and relating to the debt securities being offered:

•	the specific designation and any limit on the aggregate principal amount of the debt securities;

•	the currency or currency units for which the debt securities may be purchased and in which the principal and any premium or interest is payable (in either case, if other than Canadian dollars);

•	the offering price (at par, at a discount or at a premium) of the debt securities;

•	the date(s) on which the debt securities will be issued and delivered;

•	the date(s) on which the debt securities will mature, including any provision for the extension of a maturity date, or the method of determining such date(s);

•	the rate(s) per annum (either fixed or floating) at which the debt securities will bear interest (if any) and, if floating, the method of determining such rate(s);

•	the date(s) from which any interest obligation will accrue and on which interest will be payable, and the record date(s) for the payment of interest or the method of determining such date(s);

•	if applicable, the provisions for subordination of the debt securities to other indebtedness of the Corporation;

•	the identity of the Trustee under the applicable Debt Indenture pursuant to which the debt securities are to be issued;

•	any redemption terms, or terms under which the debt securities may be defeased prior to maturity;

•	any repayment or sinking fund provisions;

•	any events of default applicable to the debt securities;

•	whether the debt securities are to be issued in registered form or in the form of temporary or permanent global securities, and the basis of exchange, transfer and ownership thereof;

•	whether the debt securities may be converted or exchanged for other securities of the Corporation or any other entity;

•
if applicable, the ability of the Corporation to satisfy all or a portion of any redemption of the debt securities, payment of any premium or interest thereon, or repayment of the principal owing upon the maturity through the issuance of securities of the Corporation or of any other entity, and any restrictions on the persons to whom such securities may be issued;

•	provisions applicable to amendment of the Debt Indenture; and

•	any other material terms, conditions or other provisions (including covenants) applicable to the debt securities.

The Corporation reserves the right to include in a Prospectus Supplement specific terms and provisions pertaining to the debt securities in respect of which the Prospectus Supplement is filed that are not within the variables and parameters set forth in this Prospectus. To the extent that any terms or provisions or other information pertaining to the debt securities described in a Prospectus Supplement differ from any of the terms or provisions or other information described in this Prospectus, the description set forth in this Prospectus shall be deemed to have been superseded by the description set forth in the Prospectus Supplement with respect to those debt securities.

Ranking

The debt securities will be direct unsecured obligations of the Corporation. The debt securities will be senior or subordinated indebtedness of the Corporation as described in the applicable Prospectus Supplement. If the debt securities are senior indebtedness, they will rank equally and rateably with all other unsecured indebtedness of the Corporation from time to time issued and outstanding which is not subordinated. If the debt securities are subordinated indebtedness, they will be subordinated to senior indebtedness of the Corporation as described in the applicable Prospectus Supplement, and they will rank equally and rateably with other subordinated indebtedness of the Corporation from time to time issued and outstanding as described in the applicable Prospectus Supplement. The Corporation reserves the right to specify in a Prospectus Supplement whether a particular series of subordinated debt securities is subordinated to any other series of subordinated debt securities.

OTHER MATTERS RELATING TO THE SECURITIES

General

Securities offered under this Prospectus may be issued in certificated form or in book-entry only form.

Certificated Form

Securities issued in certificated form will be registered in the name of the purchaser or its nominee on the registers maintained by the Corporation's transfer agent and registrar or the applicable Trustee.

Book-Entry Only Form

Securities issued in "book-entry only" form must be purchased, transferred or redeemed through participants ("participants") in a depository service of a depository identified in the prospectus supplement for the particular offering of Securities. Each of the underwriters, dealers or agents, as the case may be, named in the prospectus supplement will be a participant of the depository. On the closing of a book-entry only offering, the Corporation will (i) cause a global certificate or certificates representing the aggregate number of Securities subscribed for under such offering to be delivered to, and registered in the name of, the depository or its nominee or (ii) will cause such Securities to be electronically deposited with the depositary or its nominee. Except as described below, no purchaser of Securities issued in book-entry only form will be entitled to a certificate or other instrument from the Corporation or the depository evidencing that purchaser's ownership thereof, and no purchaser will be shown on the records maintained by the depository except through a book-entry account of a participant acting on behalf of such purchaser. Each purchaser of such Securities will receive a customer confirmation of purchase from the registered dealer from which the Securities are purchased in accordance with the practices and procedures of such registered dealer. The practices of registered dealers may vary, but generally customer confirmations are issued promptly after execution of a customer order. The depository will be responsible for establishing and maintaining book-entry accounts for its participants having interests in the book-entry only Securities. Reference in this prospectus to a holder of book-entry only Securities means, unless the context otherwise requires, the owner of the beneficial interest in the Securities.

If the Corporation determines, or the depository notifies the Corporation in writing, that the depository is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry only Securities and the Corporation is unable to locate a qualified successor, or if the Corporation at its option elects, or is required by law, to terminate the book-entry system, then such Securities will be issued in certificated form to holders or their nominees.

Transfer, Conversion or Redemption of Securities

Certificated Form

Transfer of ownership, conversion or redemptions of Securities held in certificated form will be effected by the registered holder of the Securities in accordance with the requirements of the Corporation's transfer agent and registrar and the terms of the indenture or certificates representing such Securities, as applicable.

Book-Entry Only Form

Transfer of ownership, conversion or redemptions of Securities held in book-entry only form will be effected through records maintained by the depository or its nominee for such Securities with respect to interests of participants, and on the records of participants with respect to interests of persons other than participants. Holders who desire to purchase, sell or otherwise transfer ownership of or other interests in the Securities may do so only through participants. The ability of a holder to pledge a Security or otherwise take action with respect to such holder's interest in a Security (other than through a participant) may be limited due to the lack of a physical certificate.

Payments and Notices

Certificated Form

Any payment of principal, a redemption amount, a dividend and interest on a Security, as applicable, will be made by the Corporation, and any notices in respect of a Security will be given by the Corporation, directly to the registered holder of such Security, unless the applicable indenture in respect of such Security provides otherwise.

Book-Entry Only Form

Any payment of principal, a redemption amount, a dividend and interest on a Security, as applicable, will be made by the Corporation to the depository or its nominee, as the case may be, as the registered holder of the Security and the Corporation understands that such payments will be credited by the depository or its nominee in the appropriate amounts to the relevant participants. Payments to holders of Securities of amounts so credited will be the responsibility of the participants.

As long as the depository or its nominee is the registered holder of the Securities, the depository or its nominee, as the case may be, will be considered the sole owner of the Securities for the purposes of receiving notices or payments on the Securities. In such circumstances, the responsibility and liability of the Corporation in respect of notices or payments on the Securities is limited to giving or making payment of any principal, redemption, dividend and interest due on the Securities to the depository or its nominee.

Each holder must rely on the procedures of the depository and, if such holder is not a participant, on the procedures of the participant through which such holder owns its interest, to exercise any rights with respect to the Securities. The Corporation understands that under existing industry practices, if the Corporation requests any action of holders or if a holder desires to give any notice or take any action which a registered holder is entitled to give or take with respect to any Securities issued in book-entry only form, the depository would authorize the participant acting on behalf of the holder to give such notice or to take such action, in accordance with the procedures established by the depository or agreed to from time to time by the Corporation, any trustee and the depository. Accordingly, any holder that is not a participant must rely on the contractual arrangement it has, directly or indirectly through its financial intermediary, with its participant to give such notice or take such action.

The Corporation, any underwriters, dealers or agents and any trustee identified in a prospectus supplement relating to an offering of Securities in book-entry only form, as applicable, will not have any liability or responsibility for: (i) records maintained by the depository relating to beneficial ownership interests in the Securities held by the depository or the book-entry accounts maintained by the depository; (ii) maintaining, supervising or reviewing any records relating to any such beneficial ownership; or (iii) any advice or representation made by or with respect to the depository and contained in the prospectus supplement or in any indenture relating to the rules and regulations of the depository or any action to be taken by the depository or at the directions of the participants.

PRIOR SALES

We issued the following Securities during the 12 month period prior to the date of this Prospectus:

Date(s) of Issuance	Number of Common Shares	Issue Price per Common Share	Description of Transaction

August 13, 2014(3)	1,482,477 Common Shares	$44.02	Acquisition

August 15, 2014(1)	675,213 Common Shares	$41.75	DRIP and SDP

September 15, 2014(1)	738,382 Common Shares	$40.64	DRIP and SDP

September 23, 2014(4)	18,435,000 Common Shares	$43.40	Public Offering

October 1, 2014(2)	216,840 Common Shares	$40.02	Restricted Share Bonus Plan

October 15, 2014(1)	823,694 Common Shares	$36.53	DRIP and SDP

November 17, 2014(1)	871,784 Common Shares	$34.31	DRIP and SDP

December 15, 2014(1)	1,185,633 Common Shares	$24.94	DRIP and SDP

January 5, 2015(2)	488,567 Common Shares	$26.65	Restricted Share Bonus Plan

January 7, 2015(2)	362,730 Common Shares	$26.65	Restricted Share Bonus Plan

January 12, 2015(2)	30,745 Common Shares	$26.65	Restricted Share Bonus Plan

January 15, 2015(1)	1,181,265 Common Shares	$25.23	DRIP and SDP

February 17, 2015(1)	946,995 Common Shares	$30.53	DRIP and SDP

March 16, 2015(1)	1,141,641 Common Shares	$27.67	DRIP and SDP

April 1, 2015(2)	487,179 Common Shares	$28.36	Restricted Share Bonus Plan

April 6, 2015(2)	6,502 Common Shares	$28.36	Restricted Share Bonus Plan

April 15, 2015(1)	1,087,382 Common Shares	$29.06	DRIP and SDP

April 24, 2015(5)	35,650 Common Shares	$32.12	Acquisition

May 15, 2015(1)	1,180,608 Common Shares	$28.89	DRIP and SDP

June 15, 2015(1)	1,228,360 Common Shares	$26.12	DRIP and SDP

June 16, 2015(6)	23,160,000 Common Shares	$28.50	Public Offering

June 30, 2015(7)	18,229,428 Common Shares	$25.65	Acquisition

July 1, 2015(2)	753,757 Common Shares	$25.66	Restricted Share Bonus Plan

July 15, 2015(1)	1,466,198 Common Shares	$23.71	DRIP and SDP

Notes:

(1)
Common Shares were issued pursuant to the Corporation's Premium Dividend and Dividend Reinvestment Plan (the "DRIP") and the Corporation's Share Dividend Plan (the "SDP"). For a more detailed description of the DRIP, see "Additional Information Respecting Crescent Point - Premium Dividend and Dividend Reinvestment Plan" in the AIF, which is incorporated herein by reference.  For a more detailed description of the SDP, see "Approval of Share Amendment to Implement Share Dividend Program" in the 2015 Information Circular, which is incorporated herein by reference.

(2)
Common Shares were issued pursuant to the vesting provisions of the Restricted Share Bonus Plan. For a description of the Restricted Share Bonus Plan, see “Additional Information Respecting Crescent Point – Restricted Share Bonus Plan” in the AIF, which AIF is incorporated herein by reference.

(3)	Common Shares were issued in connection with the acquisition by the Corporation of all of the issued and outstanding shares of T. Bird Oil Ltd., a private oil and gas company.

(4)	Common Shares were issued by way of public offering of Common Shares pursuant to a short form prospectus dated September 15, 2014.

(5)	Common Shares were issued to acquire certain assets from various private companies pursuant to a purchase and sale agreement.

(6)	Common Shares were issued by way of public offering of Common Shares pursuant to a short form prospectus dated June 8, 2015.

(7)	Common Shares were issued in connection with the Corporation's acquisition of Legacy Oil + Gas Inc.

For additional information on previously issued Securities, see our Annual Financial Statements and Interim Financial Statements, which have been incorporated by reference herein.

We have not issued any Warrants, Subscription Receipts or debt securities during the 12-month period prior to the date of this Prospectus.

MARKET FOR SHARES

Our Common Shares are listed and traded on the TSX under the symbol "CPG" and on the NYSE under the symbol "CPG". The following tables set forth certain trading information for our Common Shares during the periods indicated as reported by the TSX and the NYSE, as applicable.  For additional trading information relating to our Common Shares, see "Market for Securities" in our Annual Information Form.

TSX

Period	Common Share Price ($) High	Common Share Price ($) Low	Volume (000s)
2014
July	47.46	43.05	21,713
August	45.04	42.75	18,744
September	45.00	39.10	39,043
October	40.66	33.57	42,531
November	37.39	29.43	37,572
December	30.33	21.20	78,772

2015
January	31.66	24.68	57,388
February	33.85	30.16	44,325
March	30.95	26.57	43,097
April	33.15	28.22	29,579
May	32.02	27.85	39,591
June	28.53	25.41	41,134
July (1-17)	26.18	22.05	40,117

NYSE

Period	Common Share Price (U.S.$) High	Common Share Price (U.S.$) Low	Volume (000s)
2014
July	44.72	40.02	531
August	41.49	39.18	446
September	41.44	35.25	624
October	36.46	29.85	1,212
November	33.25	25.77	895
December	26.70	18.39	2,427

2015
January	25.53	21.06	2,359
February	27.30	23.96	2,271
March	24.74	20.81	2,391
April	26.97	22.33	1,843
May	26.51	22.25	2,666
June	23.03	20.44	3,612
July (1-17)	20.57	16.98	3,214

CERTAIN INCOME TAX CONSIDERATIONS

The applicable Prospectus Supplement may describe certain Canadian federal income tax consequences to an investor who is a resident of Canada with respect to the acquisition, ownership and disposition of any Securities offered thereunder.

In addition, the applicable Prospectus Supplement may describe certain Canadian federal income tax consequences to an investor who is a non-resident of Canada and who acquires any Securities offered thereunder, including whether the payments of dividends on Common Shares or payments of principal, premium, if any, and interest on debt securities will be subject to Canadian non-resident withholding tax.

The applicable Prospectus Supplement may also describe certain United States federal income tax consequences of the acquisition, ownership and disposition of any Securities offered thereunder by an initial investor who is a United States person (within the meaning of the United States Internal Revenue Code), including, to the extent applicable, any such consequences relating to debt securities payable in a currency other than the U.S. dollar, issued at an original issue discount for U.S. federal income tax purposes or containing early redemption provisions or other special items.

PLAN OF DISTRIBUTION

We may sell the Securities to or through underwriters or dealers and also may sell the Securities directly to purchasers or through agents, or through a combination of any of these methods of sale.

The distribution of the Securities of any series may be effected from time to time in one or more transactions at a fixed price or prices or at non-fixed prices.  If offered on a non-fixed price basis the Securities may be offered at market prices prevailing at the time of sale, at prices determined by reference to the prevailing price of a specified security in a specified market or at prices to be negotiated with purchasers, in which case the compensation payable to an underwriter, dealer or agent in connection with any such sale will be increased or decreased by the amount, if any, by which the aggregate price paid for the Securities by the purchasers exceeds  or is less than the gross proceeds paid by the underwriter, dealer or agent to us.  The price at which the Securities will be offered and sold may vary from purchaser to purchaser and during the period of distribution.

In connection with the sale of the Securities, underwriters, dealers or agents may receive compensation from the Corporation or from other parties, including in the form of underwriters’, dealers or agents’ fees, commissions or concessions.  Underwriters, dealers and agents that participate in the distribution of the Securities may be deemed to be underwriters for the purposes of applicable Canadian securities legislation and any such compensation received by them from the Corporation and any profit on the resale of the Securities by them may be deemed to be underwriting commissions.

The Prospectus Supplement relating to each series of the Securities will also set forth the terms of the offering of the Securities, including to the extent applicable, the initial offering price, the proceeds to the Corporation, the underwriters’, dealers’ or agents’ compensation or other discount or selling concession to be allowed or re-allowed to underwriters’ or dealers.  Any underwriters, dealers or agents with respect to a particular offering of Securities will be named in the Prospectus Supplement relating to such offering.

In connection with any offering of Securities, the underwriters may over-allot or effect transactions which stabilize, maintain or otherwise affect the market price of the Securities at a level other than those which otherwise might prevail on the open market.  Such transactions may be commenced, interrupted or discontinued at any time.

Under agreements which may be entered into by the Corporation, underwriters, dealers and agents who participate in the distribution of the Securities may be entitled to indemnification by the Corporation against certain liabilities, including liabilities under the securities legislation of each of the provinces of Canada.

Each series of the Securities (other than Common Shares) will be a new issue of securities with no established trading market.  Unless otherwise specified in a Prospectus Supplement relating to a series of Securities, the Securities (other than Common Shares) will not be listed on any securities exchange.  Certain broker dealers may make a market in the Securities, but will not be obligated to do so and may discontinue any market making at any time without notice.  No assurance can be given that any broker dealer will make a market in the Securities of any series or as to the liquidity of the trading market, if any, for the Securities of any series.

Unless otherwise specified in the applicable Prospectus Supplement, this Prospectus does not constitute an offer to sell or the solicitation of an offer to buy any Securities in the United States. Unless otherwise specified in the applicable Prospectus Supplement, the Securities have not been and will not be registered under the U.S. Securities Act or any state securities laws, and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons, unless the Securities are registered under the U.S. Securities Act and applicable state securities laws or an exemption from such registration requirements is available.  Each underwriter, dealer and agent who participates in the distribution will agree not to sell or offer to sell or to solicit any offer to buy any Securities within the United States or to, or for the account or benefit of, a U.S. person, except pursuant to an exemption from the registration requirements of the U.S. Securities Act and any applicable state securities laws.

RISK FACTORS

Before deciding to invest in any Securities, prospective purchasers of the Securities should consider carefully the risk factors and the other information contained and incorporated by reference in this Prospectus and the applicable Prospectus Supplement relating to a specific offering of securities before purchasing the Securities. An investment in the Securities is subject to various risks including those risks inherent to the industries in which Crescent Point operates. If any of the events contemplated by these risk factors occurs, Crescent Point's production, revenues or financial condition could be materially harmed, which could adversely affect the value of the Securities.   Information regarding the risks affecting the Corporation and its business is provided in the documents incorporated by reference in this Prospectus, including in: (i) the Corporation’s most recent management's discussion and analysis of financial condition and results of operation relating to the Corporation’s most recent annual audited consolidated financial statements under the heading "Risk Factors" and "Risk Management" and (ii) the  Corporation’s most recent annual information form under the heading "Risk Factors".  See "Documents Incorporated by Reference".

LEGAL MATTERS

Unless otherwise specified in the Prospectus Supplement relating to the Securities, certain legal matters in connection with the offering of Securities will be passed upon on behalf of Crescent Point by Norton Rose Fulbright Canada LLP, Calgary, Alberta, Canada.  In addition, certain legal matters in connection with any offering of Securities will be passed upon for any underwriters, dealers or agents by counsel to be designated at the time of the offering by such underwriters, dealers or agents.

INTEREST OF EXPERTS

The partners, employees and consultants of Norton Rose Fulbright Canada LLP as a group beneficially own, directly or indirectly, less than 1% of any class of securities of the Corporation.  PricewaterhouseCoopers LLP has advised that it is independent within the meaning of the Rules of Professional Conduct of the Institute of Chartered Accountants of Alberta.

Reserve estimates contained in the AIF (incorporated by reference herein) are derived from reserve reports prepared by GLJ Petroleum Consultants Ltd. ("GLJ") and Sproule Associates Limited ("Sproule"). As of the date hereof, the partners, employees and consultants of GLJ  and the partners, employees and consultants of Sproule, respectively and each as a group, beneficially own, directly or indirectly less than one percent of any class of Crescent Point's outstanding securities.

AUDITORS, TRANSFER AGENT AND REGISTRAR

Crescent Point's auditors are PricewaterhouseCoopers LLP, Calgary, Alberta.

The transfer agent and registrar for the Common Shares is Computershare Trust Company at its principal transfer offices in Calgary, Alberta, and Toronto, Ontario.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

The following documents have been filed with the SEC either separately or as exhibits to the registration statement on Form F-10 of which this Prospectus forms a part: the documents listed herein under "Documents Incorporated by Reference" and "Certain Available Information"; the consent of PricewaterhouseCoopers LLP; the consents of our independent engineers, GLJ and Sproule; certain powers of attorney; the form of Indenture and the consent of our Canadian counsel, Norton Rose Fulbright Canada LLP.

ENFORCEMENT OF CIVIL LIABILITIES

Crescent Point is a corporation existing under the laws of Canada, and the majority of our assets and operations are located, and the majority of our revenues are derived, outside the United States.  We have appointed CT Corporation as our agent to receive service of process in the United States in connection with any investigations or administrative proceeding conducted by the SEC and any civil suit or action brought against or involving Crescent Point in a United States court arising from any offering made under this Prospectus.  However, it may not be possible for investors to enforce, outside the United States, judgments against Crescent Point obtained in the United States in any such actions, including actions predicated upon the civil liability provisions of the United States federal and state securities laws.  In addition, certain of the directors and officers of Crescent Point are residents of Canada or other jurisdictions outside of the United States, and all or a substantial portion of the assets of those directors and officers are or may be located outside the United States.  As a result, it may not be possible for investors to effect service of process within the United States upon those persons, or to enforce against them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of United States federal and state securities laws.  Crescent Point has been advised by its Canadian counsel, Norton Rose Fulbright Canada LLP, that a judgment of a United States court predicated solely upon civil liability under U.S. federal securities laws would probably be enforceable in Canada if the United States court in which the judgment was obtained has a basis for jurisdiction in the matter that would be recognized by a Canadian court for the same purpose.  Crescent Point has also been advised by Norton Rose Fulbright Canada LLP, however, that there is substantial doubt whether an action could be brought in Canada in the first instance on the basis of liability predicated solely upon U.S. federal securities laws.

PURCHASER'S STATUTORY RIGHTS

Subject to such further disclosure as may be provided in the applicable prospectus supplement, the following is a description of a purchaser's statutory rights in respect of a purchase of Securities under this Prospectus.  Securities legislation in certain of the provinces of Canada provides purchasers with the right to withdraw from an agreement to purchase securities. This right may be exercised within two business days after receipt or deemed receipt of a prospectus and any amendment (irrespective, in the case of an offering on non-fixed price basis, of the determination at a later date of the purchase price of the Securities distributed). In several of the provinces, the securities legislation further provides a purchaser with remedies for rescission or, in some jurisdictions, revisions of the price or damages if the prospectus and any amendment contains a misrepresentation or is not delivered to the purchaser, provided that the remedies for rescission, revision of the price or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province.  The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province for the particulars of these rights or consult with a legal advisor.

CONTRACTUAL RIGHTS OF RESCISSION

Original purchasers of Subscription Receipts and of debt securities which are convertible into other securities of the Corporation or of Warrants offered separately will have a contractual right of rescission against the Corporation in respect of the conversion, exchange or exercise of such a Subscription Receipt, debt security or Warrant. The contractual right of rescission will entitle such original purchasers to receive the amount paid upon conversion, exchange or exercise, upon surrender of the underlying securities gained thereby, in the event that this Prospectus (as supplemented or amended) contains a misrepresentation, provided that: (i) the conversion, exchange or exercise takes place within 180 days of the date of the purchase of the convertible, exchangeable or exercisable security under this Prospectus; and (ii) the right of rescission is exercised within 180 days of the date of the purchase of the convertible, exchangeable or exercisable security under this Prospectus. This contractual right of rescission will be consistent with the statutory right of rescission described under section 203 of the Securities Act (Alberta), and is in addition to any other right or remedy available to original purchasers under section 203 of the Securities Act (Alberta) or otherwise at law. In an offering of Subscription Receipts, debt securities which are convertible  into other securities of the Corporation or Warrants, investors are cautioned that the statutory right of action for damages for a misrepresentation contained in the prospectus is limited, in certain provincial securities legislation, to the price at which such securities are offered to the public under the prospectus offering. This means that, under the securities legislation of certain provinces, if the purchaser pays additional amounts upon on conversion, exchange or exercise of the security, those amounts may not be recoverable under the statutory right of action for damages that applies in those provinces. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province for the particulars of this right of action for damages or consult with a legal advisor.

CERTIFICATE OF THE CORPORATION

DATED:  July 20, 2015

This short form prospectus, together with the documents incorporated in this prospectus by reference, will, as of the date of the last supplement to this prospectus relating to the securities offered by this prospectus and the supplement(s), constitute full, true and plain disclosure of all material facts relating to the securities offered by this prospectus and the supplement(s) as required by the securities legislation of each of the provinces of Canada.

(Signed) Scott Saxberg	(Signed) Greg Tisdale
Chief Executive Officer	Chief Financial Officer

On behalf of the Board of Directors

(Signed) Peter Bannister	(Signed) Robert Heinemann
Director	Director

C-1

PART II - INFORMATION NOT REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

Item 8. Indemnification of Directors and Officers

Section 124 of the ABCA provides as follows:

124(1) Except in respect of an action by or on behalf of the corporation or body corporate to procure a judgment in its favour, a corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or a person who acts or acted at the corporation’s request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor, and the director’s or officer’s heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the director or officer in respect of any civil, criminal or administrative action or proceeding to which the director or officer is made a party by reason of being or having been a director or officer of that corporation or body corporate, if

(a) the director or officer acted honestly and in good faith with a view to the best interests of the corporation, and

(b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the director or officer had reasonable grounds for believing that the director’s or officer’s conduct was lawful.

(2) A corporation may with the approval of the Court indemnify a person referred to in subsection (1) in respect of an action by or on behalf of the corporation or body corporate to procure a judgment in its favour, to which the person is made a party by reason of being or having been a director or an officer of the corporation or body corporate, against all costs, charges and expenses reasonably incurred by the person in connection with the action if the person fulfills the conditions set out in subsection (1)(a) and (b).

(3) Notwithstanding anything in this section, a person referred to in subsection (1) is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by the person in connection with the defence of any civil, criminal or administrative action or proceeding to which the person is made a party by reason of being or having been a director or officer of the corporation or body corporate, if the person seeking indemnity

(a) was substantially successful on the merits in the person’s defence of the action or proceeding,

(b) fulfills the conditions set out in subsection (1)(a) and (b), and

(c) is fairly and reasonably entitled to indemnity.

(3.1) A corporation may advance funds to a person in order to defray the costs, charges and expenses of a proceeding referred to in subsection (1) or (2), but if the person does not meet the conditions of subsection (3) he or she shall repay the funds advanced.

(4) A corporation may purchase and maintain insurance for the benefit of any person referred to in subsection (1) against any liability incurred by the person

 (a) in the person’s capacity as a director or officer of the corporation, except when the liability relates to the person’s failure to act honestly and in good faith with a view to the best interests of the corporation, or

(b) in the person’s capacity as a director or officer of another body corporate if the person acts or acted in that capacity at the corporation’s request, except when the liability relates to the person’s failure to act honestly and in good faith with a view to the best interests of the body corporate.

(5) A corporation or a person referred to in subsection (1) may apply to the Court for an order approving an indemnity under section and the Court may so order and make any further order it thinks fit.

(6) On an application under subsection (5), the Court may order notice to be given to any interested person and that person is entitled to appear and be heard in person or by counsel.

Sections 6, 8 and 9 of our By-Laws contain the following provisions with respect to the protection and indemnification of our directors and officers:

6.           Indemnification of directors and officers - The Corporation shall indemnify a director or officer of the Corporation, a former director or officer of the Corporation or a person who acts or acted at the Corporation's request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor, and his heirs and legal representatives to the extent permitted by the Business Corporations Act.

8.           Right of indemnity not exclusive - The provisions for indemnification contained in the by-laws of the Corporation shall not be deemed exclusive of any other rights to which any person seeking indemnification may be entitled under any agreement, vote of shareholders or directors or otherwise, both as to action in his official capacity and as to action in another capacity, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs and legal representatives of such a person.

9.           No liability of directors or officers for certain matters - To the extent permitted by law, no director or officer for the time being of the Corporation shall be liable for the acts, receipts, neglects or defaults of any other director or officer or employee or for joining in any receipt or act for conformity or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired by the Corporation or for or on behalf of the Corporation or for the insufficiency or deficiency of any security in or upon which any of the moneys of or belonging to the Corporation shall be placed out or invested or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person, firm or body corporate with whom or which any moneys, securities or other assets belonging to the Corporation shall be lodged or deposited or for any loss, conversion, misapplication or misappropriation of or any damage resulting from any dealings with any moneys, securities or other assets belonging to the Corporation or for any other loss, damage or misfortune whatever which may happen in the execution of the duties of his respective office or trust or in relation thereto unless the same shall happen by or through his failure to act honestly and in good faith with a view to the best interests of the Corporation and in connection therewith to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. If any director or officer of the Corporation shall be employed by or shall perform services for the Corporation otherwise than as a director or officer or shall be a member of a firm or a shareholder, director or officer of a body corporate which is employed by or performs services for the Corporation, the fact of his being a director or officer of the Corporation shall not disentitle such director or officer or such firm or body corporate, as the case may be, from receiving proper remuneration for such services.

We have also entered into indemnity agreements with each of our directors and officers pursuant to which we have agreed to indemnify such persons in the manner contemplated by the ABCA.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

 EXHIBITS

Exhibit No.	Description

4.1
Registrant’s annual information form dated March 10, 2015 for the year ended December 31, 2014 (incorporated by reference as Exhibit 99.1 from the Registrant’s Report on Form 40-F, filed with the Commission on March 11, 2015).

4.2
Audited consolidated balance sheets of the Registrant as at December 31, 2014 and 2013 and the consolidated statements of income and comprehensive income, changes in shareholders’ equity and cash flows for the years then ended, together with the notes thereto and the auditors’ report thereon (incorporated by reference as Exhibit 99.2 from the Registrant’s Report on Form 40-F, filed with the Commission on March 11, 2015).

4.3
Management's discussion and analysis of financial condition and results of operations of the Registrant for  the year ended December 31, 2014 (incorporated by reference as Exhibit 99.3 from the Registrant’s Report on Form 40-F, filed with the Commission on March 11, 2015).

4.4
Registrants unaudited interim comparative consolidated financial statements as at and for the three month period ended March 31, 2015 (incorporated by reference as Exhibit 99.1 from the Registrant’s Report on Form 6-K, furnished to the Commission on May 7, 2015).

4.5
Management's discussion and analysis of financial condition and results of operations of the Registrant for  the three month period ended March 31, 2015 (incorporated by reference as Exhibit 99.2 from the Registrant’s Report on Form 6-K, furnished to the Commission on May 7, 2015).

4.6
Management information circular of the Registrant dated March 26, 2015 with respect to the annual and special meeting of the shareholders of the Registrant held on May 7, 2015 (incorporated by reference from the Registrant’s Report on Form 6-K, furnished to the Commission on April 1, 2015).

4.7
Registrant’s Supplemental Disclosures about Extractive Activities – Oil and Gas (unaudited) (incorporated by reference as Exhibit 99.11 from the Registrant’s Report on Form 40-F/A, filed with the Commission on May 7, 2015).

4.8
Registrant’s material change report in connection with the acquisition of Legacy Oil + Gas Inc., (incorporated by reference as Exhibit 99.1 from the Registrant’s Form 6-K, furnished to the Commission on July 9, 2015).

5.1	Consent of PricewaterhouseCoopers LLP, independent Auditor.
5.2*	Consent of GLJ Petroleum Consultants Ltd, independent engineers.
5.3*	Consent of Sproule Associates Limited, independent engineers.
5.4*	Consent of Norton Rose Fulbright Canada LLP.
6.1*	Power of Attorney (included in Part III of the initial Registration Statement).
7.1*	Form of Indenture (if debt securities are offered by a supplement to this Registration Statement, the Registrant will file with the Commission a trustee’s Statement of Eligibility on Form T-1).

*Previously Filed

PART III - UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1. Undertaking.

The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to this Form F-10 or to transactions in such securities.

Item 2. Consent to Service of Process.

The Registrant previously filed with the Commission a written irrevocable consent and power of attorney on Form F-X.

Any change to the name or address of the Registrant's agent for service shall be communicated promptly to the Commission by amendment to Form F-X referencing the file number of this Registration Statement.

III-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, Canada on this July 20, 2015.

CRESCENT POINT ENERGY CORP.

By:	/s/ Gregory T. Tisdale
Name: Gregory T. Tisdale
Title: Chief Financial Officer

III-2

Pursuant to the requirements of the Securities Act, this Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities indicated on this July 20, 2015.

Signature	Title

*	Chairman of the Board of Directors
Peter Bannister

*	President, Chief Executive Officer and Director
Scott Saxberg

*	Director
D. Hugh Gillard

*	Director
Robert F. Heinemann

*	Director
Gerald A. Romanzin

*	Director
Gregory G. Turnbull

*	Director
Rene Amirault

*	Director
Laura A. Cillis

*By	Gregory T. Tisdale
Gregory T. Tisdale
Attorney-in-Fact

III-3

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act, the undersigned has signed this Amendment No. 1 to the Registration Statement, solely in the capacity of the duly authorized representative of the Registrant in the United States, on this July 20, 2015.

CT Corporation System

By:	/s/ Candice Pignataro
Name: Candice Pignataro
Title: Assistant Secretary

III-4

EXHIBIT INDEX

Exhibit No.	Description

4.1
Registrant’s annual information form dated March 10, 2015 for the year ended December 31, 2014 (incorporated by reference as Exhibit 99.1 from the Registrant’s Report on Form 40-F, filed with the Commission on March 11, 2015).

4.2
Audited consolidated balance sheets of the Registrant as at December 31, 2014 and 2013 and the consolidated statements of income and comprehensive income, changes in shareholders’ equity and cash flows for the years then ended, together with the notes thereto and the auditors’ report thereon (incorporated by reference as Exhibit 99.2 from the Registrant’s Report on Form 40-F, filed with the Commission on March 11, 2015).

4.3
Management's discussion and analysis of financial condition and results of operations of the Registrant for  the year ended December 31, 2014 (incorporated by reference as Exhibit 99.3 from the Registrant’s Report on Form 40-F, filed with the Commission on March 11, 2015).

4.4
Registrants unaudited interim comparative consolidated financial statements as at and for the three month period ended March 31, 2015 (incorporated by reference as Exhibit 99.1 from the Registrant’s Report on Form 6-K, furnished to the Commission on May 7, 2015).

4.5
Management's discussion and analysis of financial condition and results of operations of the Registrant for  the three month period ended March 31, 2015 (incorporated by reference as Exhibit 99.2 from the Registrant’s Report on Form 6-K, furnished to the Commission on May 7, 2015).

4.6
Management information circular of the Registrant dated March 26, 2015 with respect to the annual and special meeting of the shareholders of the Registrant held on May 7, 2015 (incorporated by reference from the Registrant’s Report on Form 6-K, furnished to the Commission on April 1, 2015).

4.7
Registrant’s Supplemental Disclosures about Extractive Activities – Oil and Gas (unaudited) (incorporated by reference as Exhibit 99.11 from the Registrant’s Report on Form 40-F/A, filed with the Commission on May 7, 2015).

4.8
Registrant’s material change report in connection with the acquisition of Legacy Oil + Gas Inc., (incorporated by reference as Exhibit 99.1 from the Registrant’s Form 6-K, furnished to the Commission on July 9, 2015).

5.1	Consent of PricewaterhouseCoopers LLP, independent Auditor.
5.2*	Consent of GLJ Petroleum Consultants Ltd, independent engineers.
5.3*	Consent of Sproule Associates Limited, independent engineers.
5.4*	Consent of Norton Rose Fulbright Canada LLP.
6.1*	Power of Attorney (included in Part III of the initial Registration Statement).
7.1*	Form of Indenture (if debt securities are offered by a supplement to this Registration Statement, the Registrant will file with the Commission a trustee’s Statement of Eligibility on Form T-1).

*Previously Filed